Exhibit 99.1

REPORT OF INDEPENDENT AUDITOR

Qualified Opinion
We have audited the consolidated financial statements of TV Squared Limited (the Company), which comprise the Group Statements of Financial Position as of December 31, 2021, and the related Group Income Statement, Group Statement of Comprehensive Loss, Group Statement of Changes in Equity and Group Statement of Cash Flows for the year then ended, and the related notes (collectively referred to as the “financial statements”).

In our opinion, except for the omission of the information described in the Basis for Qualified Opinion section of our report, the accompanying financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2021, and the results of its operations and its cash flows for the years then ended in accordance with United Kingdom Accounting Standards including FRS 102 “The Financial Reporting Standard applicable in the UK” (United Kingdom Generally Accepted Accounting Practice).

Basis for Qualified Opinion
As discussed in Note 1, the accompanying consolidated financial statements of TV Squared Limited are presented solely to comply with Rule 3-05 of Regulation S-X and do not include comparative financial information as required by United Kingdom Accounting Standards under section 3,14 of FRS 102 “The Financial Reporting Standard applicable in the UK” (United Kingdom Generally Accepted Accounting Practice).

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our qualified audit opinion.

Responsibilities of Management for the Financial Statements
Management is responsible for the preparation and fair presentation of the financial statements in accordance with United Kingdom Generally Accepted Accounting Practice., and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements
Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free of material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

TV Squared Limited

REPORT OF INDEPENDENT AUDITOR (continued)

In performing an audit in accordance with GAAS, we:
a.Exercise professional judgment and maintain professional skepticism throughout the audit.
b.Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks.
c.Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
d.Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
e.Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
f.Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Ernst & Young LLP
Edinburgh, Scotland
May 09, 2022

TV Squared Limited
Group Income Statement
for the year ended 31 December 2021

	Note	2021
		$
Revenue	4	21,985,812
Cost of sales		(3,465,354)
Gross profit		18,520,458
Research & development expenses		(5,734,448)
Sales & marketing expenses		(12,390,052)
Administration expenses		(8,941,203)
Total operating expenses	5,6	(27,065,703)
Operating loss		(8,545,245)
Interest earned		42
Interest paid		(1,173,846)
Loan forgiveness		624,627
Gain or loss on disposal of assets		(119)
Loss before taxation		(9,094,541)
Corporation tax	8	466,788
Loss for the financial year		(8,627,753)

Group Statement of Comprehensive Loss

for the year ended 31 December 2021

2021
$
Loss for the financial year	(8,627,753)
Exchange differences on retranslation of foreign operations	(51,340)
Total other comprehensive loss	(51,340)
Total comprehensive loss for the year	(8,679,093)

The notes on pages 7 to 23 form part of these financial statements.

TV Squared Limited
Group Statement of Financial Position
at 31 December 2021

	Notes	2021
		$
Non-current assets
Intangible assets	9	94,384
Tangible assets	10	148,637
		243,021
Current Assets
Debtors: within one year	11	4,385,177
Cash at bank and in hand		4,460,841
		8,846,018
Current Liabilities
Creditors: amounts falling due within one year	12	(7,833,611)
Net current assets		1,012,407
Non-current liabilities
Creditors: amounts falling due after more than one year	13	(1,415,000)
Net liabilities		(159,572)
Capital and Reserves
Called up share capital	16	88,606
Share premium account		29,956,048
Profit and loss account		(30,204,226)
Equity Shareholders' Funds		(159,572)
The notes on pages 7 to 23 form part of these financial statements.

TV Squared Limited
Group Statement of Changes in Equity
for the year ended 31 December 2021

	Share capital	Share premium	Retained earnings	Total equity
	$	$	$	$
Balance at 31 December 2020	85,234	26,595,742	(26,762,943)	(81,967)
Share issue during the year	4,600	3,780,983	—	3,785,583
Share based payment	—	—	4,815,905	4,815,905
Translation reserves	(1,228)	(420,677)	421,905	—
Loss for the year	—	—	(8,627,753)	(8,627,753)
Other comprehensive loss	—	—	(51,340)	(51,340)
Balance at 31 December 2021	88,606	29,956,048	(30,204,226)	(159,572)
The notes on pages 7 to 23 form part of these financial statements.

TV Squared Limited
Group Statement of Cash Flows
for the year ended 31 December 2021

2021
$
Loss for the year	(8,627,753)
Adjustments for non cash expenses and working capital movements:
Depreciation	73,798
Amortization	118,359
Employee share option expense	4,815,905
Unrealized currency translation gain / (loss)	(2,973)
Loan forgiveness	(624,627)
Interest income and expense	1,173,846
Increase in trade debtors & prepayments	(1,141,533)
Increase in trade creditors & accruals	1,128,253
Net cash outflow from operating activities:	(3,080,545)
Capital expenditure	(131,834)
Proceeds from disposal of asset	(491)
Net cash outflow from investing activities	(132,325)
New long-term loans	2,800,000
Interest paid	(278,775)
Finance lease	(1,632)
Net cash inflow from financing activities	2,549,601
Net decrease in cash in period	(693,269)
Opening cash	5,172,086
Net decrease in cash in period	(693,269)
Effect of currency translation on opening cash held	(17,976)
Closing cash	4,460,841
The notes on pages 7 to 23 form part of these financial statements.

TV Squared Limited
Notes to the financial statements
for the year ended 31 December 2021
1. Company Information

Statement of compliance
TV Squared Limited is a private company limited by shares incorporated in Scotland. The Registered Office is WeWork 80 George Street, Edinburgh, EH2 3BU. The Group’s financial statements have been prepared in compliance with FRS 102 as it applies to the financial statements of the Group for the year 31 December 2021.

These consolidated financial statements of TV Squared Limited are presented solely to comply with Rule 3-05 of Regulation S-X and do not include comparative financial information as required by FRS102.3.14. These consolidated financial statements are not the statutory financial statements of TV Squared Limited. The statutory financial statements of TV Squared Limited have been submitted to the registrar and the audit report thereon is unqualified.

The principal accounting policies adopted in the preparation of the financial statements are set out below and have been consistently applied within the same accounts. The Group financial statements are prepared in United States dollars which is considered the reporting currency of the Group and are considered with rounding to the nearest Dollar.

2. Critical Accounting judgements and key sources of estimation uncertainty
The preparation of the financial statements requires management to make judgements, estimates and assumptions that affect the amounts reported for assets and liabilities as at the balance sheet date and the amounts reported for revenues and expenses during the year. However, the nature of estimation means that actual outcomes could differ from those estimates.

The following judgements (apart from those involving estimates) have had the most significant effect on amounts recognized in the financial statements.

Going concern
The Group has incurred a net loss for the year of $8.6m, and was financed by the external lending via the convertible loan notes and bank term loan. In October 2021, the Group received an additional $2.8m investment by way of issuance of convertible loan notes from existing investors. As outlined in note 22, the Group was acquired by Innovid post year end, at which point all external funding obligations were repaid in full.

The financial statements have been prepared on a going concern basis which assumes that the Group will continue in operational existence for the foreseeable future and meet its liabilities as they fall due. Management’s assessment on going concern has been based on Innovid confirming through the provision of a letter of support that it will provide access to sufficient funding as necessary to enable the Group to settle its liabilities as they fall due through the going concern period (to 30 June 2023).

Innovid has prepared financial projections through 30 June 2023 which are based on Innovid’s business plan and considers the prospects of the wider Innovid group for that period for the purposes of a going concern assessment. As part of this process, there have been sensitivity analyses performed. The most severe adverse scenario forecasted shows that the Group will retain sufficient cash to meet its financial obligations through 30 June 2023, without the need for additional funding.

Income and other taxes
The Group has generated tax losses. Based on the Group’s business plans, it is not anticipated that the tax losses will be recoverable in the near term and therefore a deferred tax asset has not been recognized on the balance sheet.

In determining the research and development tax credit recoverable for the financial year, the Group makes estimates and assumptions on the value of projects undertaken which have sought an advance in the Group’s technology services and had an uncertain outcome prior to a full tax computation being undertaken.

TV Squared Limited

Notes to the financial statements (continued)
for the year ended 31 December 2021

2. Critical Accounting judgements and key sources of estimation uncertainty (continued)
Share-based payments
The Group issued equity-settled share options to certain employees of the Company and its 100% owned subsidiaries (collectively “the Group”).

The cost of employee services received (compensation expenses) in exchange for awards of equity instruments are recognized based upon the grant date fair value of stock options. The grant date fair value of stock options is estimated using a Black-Scholes option valuation model. This Black-Scholes option valuation model requires the use of assumptions, including expected stock price volatility, the estimated life of each award and the estimated dividend yield. The risk-free interest rate used in the model is determined, based on the zero-coupon UK Government bonds with a redemption period in line with the expected term of the option.

The total gross amount of recognized expenses associated with share-based payments was 2021: $4,815,905.

The current share-based payment plans do not provide for cash settlement of options and have thus been accounted for on an equity-settled basis.

Revenue Recognition
Revenue is recognized to the extent that the Group obtains the right to consideration in exchange for its performance. Revenue is measured at the fair value of the consideration received, excluding discounts, rebates, VAT and other sales taxes or duty. Revenue is recognized through the provision of services; the recognition criteria depends upon the type of service provided and is therefore recognized differently across separate services in a contract.

Flat rate fees
For customers invoiced on a flat rate basis, fees are spread evenly across the contract term from the contract start date to the contract end date.

Usage fees
For customers invoiced on a usage basis, estimated usage is calculated monthly using historical rates and/or customer estimates until actual usage is known. Any adjustments are recorded in the month actual usage is finalized.

One-off fees
Setup or other one-time fees are recognized when the service, as determined by the contract with each customer, has been provided. Milestones are used to determine revenue where detailed by the contract.

Development fees
Where customers are charged fees to develop additions or amendments to the software, a percentage of completion is calculated based on developer time.

TV Squared Limited
Notes to the financial statements (continued)
for the year ended 31 December 2021

2. Critical Accounting judgements and key sources of estimation uncertainty (continued)
Accrued and deferred revenue
Where revenue on a contract is recognized in advance of invoicing, the asset is presented as accrued income. Where amounts invoiced exceed the revenue recognized on a contract, the liability is presented as deferred revenue.

3. Accounting policies

Basis of consolidation
The Group financial statements consolidate the financial statements of TV Squared Limited and all its subsidiary undertakings drawn up to 31 December of each year.

Subsidiaries are consolidated from the date of their acquisition, being the date on which the Group obtains control. Control comprises the power to govern the financial and operating policies of the investee so as to obtain benefit from its activities.

The Group income statement and statement of cash flows also include the results and cash flows of TVSquared Inc. and TV Squared GmbH for the year ended 31 December 2021.

Financial Instruments
The Group initially recognizes financial assets at their transaction price. Financial Instruments that are payable within one year are measured at the undiscounted amount of cash expected to be paid. Financial Instruments that are payable greater than one year are measured at amortized cost using the effective interest method.

TV Squared Limited
Notes to the financial statements (continued)
for the year ended 31 December 2021

3. Accounting policies (continued)

Intangible Assets
Intangible assets acquired separately from a business are capitalized at cost. Subsequent to initial recognition, intangible assets are stated at cost less accumulated amortization and accumulated impairment. Intangible assets are amortized on a straight-line basis over their estimated useful life. The carrying value of intangible assets is reviewed for impairment annually or if events or changes in circumstances indicate the carrying value may not be recoverable.

The useful economic lives of intangible assets are as follows:

Software	- over 5 years

A period of 5 years was chosen to reflect the quick changing nature of software within Advertising measurement industry.

If there are indicators that the residual value or useful life of an intangible asset has changed since the most recent annual reporting period previous estimates shall be reviewed and, if current expectations differ the residual value, amortization method or useful life shall be amended.

Tangible fixed assets and depreciation
Tangible fixed assets are stated at cost less accumulated depreciation and impairment. Depreciation is provided on all tangible fixed assets at rates calculated to write off the cost or valuation, less estimated residual value, of each asset evenly over their expected useful lives as follows:

Computer equipment	- over 3 years
Fixtures & fittings	- over 3 years
Cycle Scheme	- over 1 year
The carrying values of tangible fixed assets are reviewed for indicators of impairment on an annual basis or when events or changes in circumstances indicate the carrying value may not be recoverable.

Research and development
In accordance with FRS 102 18.8B, the Group cannot distinguish the research phase from the development phase of internal research and development projects to create an intangible asset, and therefore all research and development costs are expensed directly through the income statement as and when incurred.

Investments
Investments are initially measured at cost plus any transaction costs. At each year-end, these are considered for any impairment based upon future cash flows and financial performance.

Provision for liabilities
A provision is recognized when the Group has a legal or constructive obligation as a result of a past event and it is probable that an outflow of economic benefits will be required to settle the obligation.

Foreign currencies
The presentation currency of the Group is United States Dollars. Income and expenses for each overseas subsidiary are translated at average exchange rate for the month.

Exchange differences arising on translation of the net assets in overseas subsidiaries at the beginning of the year, together with those differences resulting from the restatement of profits and losses from average to year end rates, are taken to the currency translation reserve through other comprehensive income. Reserves denominated in foreign currencies are retranslated at the rate of exchange ruling at the balance sheet date. All resulting exchange differences are recognized in other comprehensive income, in retained earnings.

TV Squared Limited
Notes to the financial statements (continued)
for the year ended 31 December 2021
3. Accounting policies (continued)

Cash and cash equivalents
Cash and cash equivalents in the balance sheet comprise cash at banks and in hand and short-term deposits with an original maturity date of three months or less. For the purpose of the consolidated cash flow statement, cash and cash equivalents consist of cash and cash equivalents as defined above.

Short-term debtors and creditors
Debtors and creditors with no stated interest rate and receivable or payable within one year are recorded at the transaction price. Any losses arising from impairment are recognized in the income statement in other operating expenses.

Finance costs
All costs relating to raising of debt finance are recognized as an expense through the Income Statement at the time that the finance is arranged. All costs relating to equity finance including issue of new equity are capitalized as a cost of raising capital with share premium.

Leasing and hire purchase commitments
Tangible fixed assets acquired under hire purchase contracts and finance leases are included in the balance sheet at their equivalent capital value and are depreciated over the shorter of the lease term and their useful lives. The corresponding liabilities are recorded as a creditor and the interest element of the finance lease rentals is charged to the income statement on an annuity basis.

Rentals payable under operating leases are charged to the income statement on a straight-line basis over the period of the lease.

Pensions
The Company operates a defined contribution pension scheme, open to all UK members of staff. Contributions to the defined contribution scheme are recognized in the profit and loss accounting the period in which they become payable.

4. Revenue

Revenue represents the amounts derived from the provision of services which fall within the Group’s ordinary activities, stated net of sales or value added taxes.

The Group operates across multiple geographical markets including, but not exclusively, the United Kingdom, the United States, the rest of Europe and Australia.

Revenue is analyzed as follows:
Group revenue

2021
$
United States of America	16,372,667
United Kingdom	2,973,442
Rest of Europe	1,921,908
Rest of World	717,795
Total	21,985,812

TV Squared Limited

Notes to the financial statements (continued)
for the year ended 31 December 2021

5. Group operating loss

The operating loss is stated after charging:	2021
$
Depreciation of owned assets	73,802
Depreciation of assets held under finance leases and hire purchase contracts	151
Share option charge	4,815,905
Amortization of intangible assets	118,359
Foreign exchange differences	33,999
6. Auditor’s remuneration

The remuneration of the auditor or its associates for 2021 was $202,500. The fee included the Group audit and all its associates.

There were no further services provided by the auditor or its associates in 2021.
7. Staff costs

Staff costs were as follows:	2021
$
Wages and salaries	15,200,696
Social Security costs	1,946,326
Other pension costs	307,682
17,454,704
Included within Group wages and salaries is a total expense of share-based payments of $4,815,905 of which $4,815,905 arises from transactions accounted for as equity-settled share-based payment transactions.

Included within Group other pension costs are $307,682 in respect of the defined contribution scheme.

Group
2021
No.
Sales and Marketing	57
Development	44
Administration	12
113

Directors’ remuneration
2021
$
Aggregate remuneration in respect of qualifying services	911,238
Aggregate amounts receivable under long term incentive schemes	—

TV Squared Limited

Notes to the financial statements (continued)
for the year ended 31 December 2021
7. Staff costs (continued)

2021
No.
Number of directors who received shares in respect of qualifying services	—
Number of directors who exercised share options	—
Number of directors accruing benefits under defined benefit schemes	—

2021
In respect of the highest paid director:	$
Aggregate remuneration	401,856
Accrued pension at the end of the year	—
Accrued lump sum at the end of the year	—

TV Squared Limited
Notes to the financial statements (continued)
for the year ended 31 December 2021
8. Tax
(a) Tax on loss on ordinary activities
The tax charge is made up as follows:

2021
$
Current tax:
UK corporation tax at 19%	(479,393)
Foreign tax	12,605
Total current tax	(466,788)
(b) Factors affecting the total tax charge

The tax assessed on the loss on ordinary activities for the year is lower than the standard rate of corporation tax in the UK of 19%. The differences are reconciled below:

2021
$
Loss on ordinary activities before tax	(9,094,541)
Loss on ordinary activities multiplied by standard rate of corporation tax in the UK of 19%	(1,727,963)
Operating losses earned outwith UK by Group companies	352,137
Expenses not deductible for tax purposes	220,112
Capital allowances	(19,270)
Losses arising in the year not achievable against current tax	1,174,984
R&D expenditure credits	(479,393)
Taxes on operating losses earned outwith UK by Group companies	12,605
Tax on loss on ordinary activities	(466,788)
(c) Factors that may affect future tax charges

The Group has tax losses arising in the UK of £12,305,234 that are available indefinitely for offset against future taxable profits of TV Squared Limited, the Parent Company. Deferred tax losses have been not recognized in respect of these losses in the current year as there in uncertainty over whether Group is forecast to become profitable in the next 12 months.

The standard rate of UK corporation tax for 2021 was 19% and is expected to rise to 25% for companies with profits over £250,000 with effect from 1 April 2023.

TV Squared Limited
Notes to the financial statements (continued)
for the year ended 31 December 2021
9. Intangible fixed assets

	Computer Software	Total
	$	$
Cost:
At 1 January 2021	610,200	610,200
Exchange adjustment	(43,900)	(43,900)
At 31 December 2021	566,300	566,300
Amortization:
At 1 January 2021	386,460	386,460
Charge for year	118,359	118,356
Exchange adjustment	(32,903)	(32,903)
At 31 December 2021	471,916	471,916
Net book value:
At 31 December 2020	223,740	223,740
At 31 December 2021	94,384	94,384

TV Squared Limited
Notes to the financial statements (continued)
for the year ended 31 December 2021
10. Tangible Assets

	Computer equipment	Fixtures & fittings	Cycle Scheme	Total
	$	$	$	$
Cost:
At 1 January 2021	279,593	54,007	8,953	342,553
Additions	127,490	—	4,344	131,834
Exchange adjustment	(5,409)	(1,478)	(255)	(7,112)
Disposals	(12,814)	(58)	—	(12,872)
At 31 December 2021	388,860	52,471	13,072	454,403
Depreciation:
At 1 January 2021	194,217	46,808	7,993	249,018
Charge for year	66,134	3,930	3,734	73,798
Exchange adjustment	(3,551)	(1,199)	(204)	(4,954)
Eliminated on disposals	(12,096)	—	—	(12,096)
At 31 December 2021	244,704	49,539	11,523	305,766
Net book value:
At 31 December 2020	85,376	7,199	960	93,535
At 31 December 2021	144,156	2,932	1,549	148,637
Included in the amounts for fixtures and fittings above are the following amounts relating to leased assets and assets acquired under hire purchase contracts:

Group 2021	Total $
Cost:
At 1 January 2021	8,619
Exchange adjustment	(117)
At 31 December 2021	8,502
Depreciation:
At 1 January 2021	8,466
Charge for year	151
Exchange adjustment	(115)
At 31 December 2021	8,502
Net book value
At 31 December 2021	—

TV Squared Limited
Notes to the financial statements (continued)
for the year ended 31 December 2021
11. Debtors: amounts owed within one year

2021
$
Trade debtors	2,595,767
Other debtors	623,213
Prepayments and accrued income	1,166,196
4,385,177
12. Creditors: amounts falling due within one year

2021
$
Trade creditors	515,372
Other taxes and social security costs	261,458
Other creditors and accruals	1,862,308
Deferred income	334,981
Obligations under purchase agreements	968
Convertible loan note	3,443,524
Loans (note 14)	1,415,000
7,833,611
13. Creditors: amounts falling after more than one year

2021
$
Loans (note 14)	1,415,000
1,415,000

TV Squared Limited
Notes to the financial statements (continued)
for the year ended 31 December 2021
14. Loans
Loans repayable, included with creditors, are analyzed as follows:

2021
$
Payable within one year	1,415,000
Payable between two to five years	1,415,000
2,830,000
The loan balance is in relation to a term loan entered into with Royal Bank of Scotland in December 2020 for $2.83m with a 3 year maturity. The loan is secured against a fixed and floating charge on all assets. This loan was repaid in full following the purchase of TV Squared Limited by Innovid as set out in the Post Balance Sheet Events note.

15. Obligations under leases and hire purchase contracts

The Group uses finance leases and hire purchase contracts to acquire fixtures and fittings. These leases have terms of renewal but no purchase options and escalation clauses. Renewals are at the option of the lessee.

Future minimum lease payments due under finance leases and hire purchase contracts:

Group

2021
$
Amounts payable:
Within one year	1,228
In two to five years	—
1,228
less: finance charges allocated to future periods	(259)
969
The amount in relation to lease obligations recognized as an expense in the Group Income Statement is $434.

16. Financial instruments

Financial liabilities and equity instruments are classified according to the substance of the contractual arrangements entered into. Financial assets and financial liabilities are measure at amortized cost

2021
$
Financial liabilities that are debt instruments measured at amortized cost
Loan notes	3,443,524
Total Interest expense for financial liabilities not measured at FVTPL	643,524

TV Squared Limited

Notes to the financial statements (continued)
for the year ended 31 December 2021
16. Allotted and Issued Share Capital
Allotted, called-up and fully-paid

2021
$
Ordinary shares of £0.10 each	48,210
A Series shares of £0.10 each	14,072
B Series shares of £0.10 each	16,326
C Series shares of £0.10 each	9,999
88,607

2021
$
Ordinary shares of £0.10 each
At 1 January	44,283
Issued shares	4,600
Effect of currency translation on ordinary shares	(673)
At 31 December	48,210

2021
$
A Series shares of £0.10 each
At 1 January	14,265
Issued shares	—
Effect of currency translation on A series shares	(193)
At 31 December	14,072

2021
$
B Series shares of £0.10 each
At 1 January	16,550
Issued shares	—
Effect of currency translation on B series shares	(224)
At 31 December	16,326

2021
$
C Series shares of £0.10 each
At 1 January	10,136
Issued shares	—
Effect of currency translation on C series shares	(137)
At 31 December	9,999

TV Squared Limited

Notes to the financial statements (continued)
for the year ended 31 December 2021

16. Allotted and Issued Share Capital (continued)

The Parent Company has four classes of shares, Ordinary shares, A Ordinary shares, B Ordinary Shares and C Ordinary Shares. The ‘C series’ shares have a 200% liquidation preference on their investment monies of £57.03 per share. The ‘B series’ shares have a 200% liquidation preference on their investment monies of £49.52 per share. Following from this, ‘A series’ shares have a 100% liquidation preference on their investment monies of £49.52 per share.

As at 31 December 2021, there were 98,183 ordinary shares reserved against share options for sale of shares. Ordinary shares do not have any liquidation preference. Details on each of the share option schemes are detailed below.

17. Reserves

The Group’s other reserves are as follows:

The share premium reserve contains the premium arising on issue of equity shares.

The profit and loss reserve represents cumulative losses.

18. Share Based Payments

Share Option Schemes
At 31 December 2021 the Group operated two share option schemes that entitle employees of the Group to purchase shares in the Parent Company: The Enterprise Management Incentive Scheme, and the US Incentive Stock Option sub-plan. Grants have been made to employees of the Parent Company and its subsidiaries in the period from 2013 to 2021 as detailed below. The fair value of share options granted is estimated at the grant date using the Black-Scholes method, a version of the Option Pricing Method.

Options have been granted to employees of the Group under an Enterprise Management Incentive scheme to subscribe for ordinary shares of the Group as follows:

Grant Date	Number of shares under option as at 31 December 2021	Exercise price per share	Vesting period
27 September 2013	398	£3.11	4 years from the date of grant
25 June 2015	12,536	£23.43	4 years from the date of grant
9 December 2015	2,766	£23.43	4 years from the date of grant
16 January 2017	2,750	£46.48	4 years from the date of grant
29 June 2017	7,996	£35.00	4 years from the date of grant
2 August 2018	2,768	£12.23	4 years from the date of grant
20 September 2018	2,080	£12.23	On an exit event by the company
6 November 2019	600	£85.71	4 years from the date of grant
22 October 2021	9,765	£5.05	On an exit event by the company

TV Squared Limited

Notes to the financial statements (continued)
for the year ended 31 December 2021

18. Share Based Payments (continued)

Options have been granted to employees of TV Squared Inc under a US Incentive Stock Option plan to subscribe for ordinary shares of the Group as follows:

Grant Date	Number of shares under option as at 31 December 2021	Exercise price per share	Vesting period
1 February 2015	6,453	£4.79	4 years from the date of grant
29 January 2016	1,222	£23.43	4 years from the date of grant
29 June 2017	2,706	£35.00	4 years from the date of grant
2 August 2018	3,543	£12.23	4 years from the date of grant
20 September 2018	2,473	£12.23	On an exit event by the company
6 November 2019	466	£85.71	4 years from the date of grant
22 October 2021	29,109	£5.05	On an exit event by the company
The Board may at any time grant an EMI option or an ISO option to an employee. The options granted from 27 September 2013 to 2 August 2018, and on 6 November 2019 are not subject to any performance conditions and vest 25% on the first anniversary of the date of grant and 6.25% at the end of each quarter thereafter.

The options granted on 20 September 2018 and 22 October 2021 vest upon an exit event by the Group and achieving certain exit performance conditions.

The options are equity settled share-based payments and there are no cash settlement alternatives.

The expense recognized for share-based payments in respect of employee services received by the Group during the year to 31 December 2021 is $4,815,905. The portion of that expense arising from equity-settled share-based payment transactions is $4,815,905.

The following table illustrates the number of weighted average exercise prices (WAEP) of, and movements in, share options during the year.

	2021	2021
	No.	WAEP
Outstanding at 1 January	67,231	£21.47
Granted during the year	38,914	£5.99
Forfeited during the year	(1,666)	£13.38
Exercised	—	—
Outstanding at 31 December	104,479	£15.84
Exercisable at 31 December	44,353	£24.44
The weighted average fair value of options granted during the year was £153.62. The range of exercise prices for options outstanding at the end of the year was £3.11- £85.71.

As part of that purchase of TV Squared Limited by Innovid (note 22), all outstanding share options vested and were exercised. No new share option scheme had replaced this.

TV Squared Limited

Notes to the financial statements (continued)
for the year ended 31 December 2021

19. Related Party Transactions

Peter Kern, a former director and shareholder of the Group, is also Vice Chairman and Chief Executive Officer of Expedia Group, Inc a customer of the Group. During the year, there was revenue to Expedia Group, Inc of $97,844 with $13,383 due from Expedia Group, Inc at year end.

20. Guarantees and Other Financial commitments

At 31 December 2021 the Group had no guarantees or capital commitments.

21. Ultimate Controlling Party

The ultimate and immediate Parent Company is now Innovid Corp, a company listed on the New York Stock Exchange.

22. Post Balance Sheet Events

On 28th February 2022 the entire shareholding of TV Squared Limited, the top entity in the TV Squared Group, was acquired by Innovid Corp (trading as ‘CTV’ on NYSE). As part of this transaction, the term loan with Royal Bank of Scotland the Convertible Loan note were settled and share options held by employees vested.